UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 15, 2004


                                DATIGEN.COM, INC.
                                -----------------
             (Exact name of registrant as specified in its charter)

         Utah                        0-26027                  87-0626333
         ----                      ------------             --------------
(State or other jurisdiction      (Commission               (IRS Employer
         of incorporation)         File Number)            Identification No.)

                          c/o David Lubin & Associates
                              92 Washington Avenue
                           Cedarhurst, New York 11516
                           --------------------------
                    (Address of principal executive offices)

                                 (516) 569-9629
                                 --------------
              (Registrant's telephone number, including area code)

                                 ---------------

         (Former name or former address, if changed since last report.)

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Section 1- Registrant's Business and Operations
Item 1.01 Entry into a Material Definitive Agreement

On December 15, 2004, Datigen.com, Inc. (the "Registrant") entered into a binding letter of intent (the "Letter of Intent") with Purisys, Inc., New Jersey corporation ("Purisys") which provides, among other things, for the sale to the Registrant of all of the assets constituting the Battery Brain Product owned by Purisys (the "Transaction") in exchange for (i) $100,000 (the "Cash Consideration"), and (ii) the number of shares of common stock, no par value, of the Registrant ("Common Stock") which will constitute, as of the closing date of the Transaction, twenty (20%) percent of all issued and outstanding Common Stock on a fully diluted basis (the "Equity Consideration"). Within 10 days following the signing of the Letter of Intent, the Registrant will advance $100,000 plus $20,000 towards payment of the Cash Consideration. If the Registrant terminates the Letter of Intent prior to the closing of the Transaction, said sum will be automatically converted into a loan from the Registrant to Purisys, which will become due and payable by Purisys within 15 days after the date of termination of the Letter of Intent. The closing of the Transaction is contingent upon (i) negotiation, execution and delivery of a definitive purchase agreement and other documentation in connection with the Transaction; (ii) completion of due diligence to the Registrant's full satisfaction; (iii) approval of the transaction by the boards of directors of Purisys and the Registrant; (iv) receipt by the Registrant of equity investments of not less than $900,000, to be invested in the development and marketing of the Battery Brain Product; (v) no injunctions, restraints and lawsuits against the consummation of the Transaction; (vi) issuance of the shares of Common Stock constituting the Equity Consideration; and (vii) receipt of any and all consents and approvals for the consummation of the Transaction.

In connection with the Transaction, the Registrant agreed to appoint Aharon Y. Levinas, the principal of Purisys, the Chief Technology Officer of the Registrant within 90 days of the closing of the Transaction. Following the closing of the Transaction, the Registrant will have 5 directors and will allow Purisys to designate up to two directors to the board of directors of the Registrant. Finally, the Registrant granted certain registration rights for the shares of Common Stock constituting the Equity Consideration, subject to a lock-up agreement. The Registrant and Purisys anticipate executing a definitive purchase agreement and closing the Transaction contemplated by the Letter of Intent on or before January 14, 2005.

For all the terms and conditions of the Letter of Intent, reference is hereby made to such agreement annexed hereto as Exhibit 10.1. All statements made herein concerning the foregoing agreement are qualified by references to said exhibit.

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

Section 2-Financial Information.

Section 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 (Entry into a Material Definitive Agreement) is hereby incorporated by reference into this Item 2.03.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

         (a) Financial Information. Not applicable

         (b) Pro forma financial information. Not applicable

         (c) Exhibits

          Exhibit 10.1 Binding Letter of Intent, dated December 15, 2004 among Purisys, Inc., Aharon Y. Levinas and the Registrant

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


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      DATIGEN.COM, INC.
                                      (Registrant)

                                      By: /s/ Amir Uziel
                                      ------------------
                                      President and Chief Executive Officer

Date:  December 17, 2004

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